UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 980-636-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On January 28, 2013, Chiquita Brands International, Inc. (the “Company”) issued a press release announcing preliminary unaudited selected results for the fourth quarter and full-year 2012. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and it is incorporated by reference into this Item 2.02.

The company has not finalized its financial statement closing process for the fourth quarter and full year 2012, including its calculations and accounting judgments related to income taxes. Because the fourth quarter and full-year have only recently ended, the information in the press release is preliminary and based upon information available to the company as of the date of the press release. During the course of the company's closing process, items may be identified that would require the company to make adjustments (including with respect to income taxes), which may be material, and as a result the estimates and rates included in the press release are subject to risks and uncertainties, including possible adjustments to the preliminary operating results.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and under this Item 2.02 are furnished to the Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.    Description

99.1	Press Release issued by Chiquita Brands International, Inc., dated as of January 28,
2013 regarding preliminary unaudited selected financial results.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIQUITA BRANDS INTERNATIONAL, INC.

Date: January 28, 2013	By:	/s/ James E. Thompson
James E. Thompson
Senior Vice President, General Counsel and
Secretary